UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 7, 2024

(Date of earliest event reported)

PennantPark Floating Rate Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	814-00891 (Commission File Number)	27-3794690 (IRS Employer Identification Number)

1691 Michigan Avenue Miami Beach, Florida (Address of Principal Executive Offices)	33139 (Zip Code)

(786) 297-9500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	PFLT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 7, 2024, PennantPark Floating Rate Capital Ltd. (the “Company”) filed a notice with the Israel Securities Authority and the Tel Aviv Stock Exchange Ltd (the “TASE”) voluntarily requesting to delist the Company’s common stock from trading on the TASE. Pursuant to Israeli law, the delisting of the Company’s common stock from the TASE is expected to take effect three months following the date of the Company’s notice of its intent to delist the Company’s common stock.

The Company’s common stock will continue to be listed for trading on the New York Stock Exchange.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2024	PENNANTPARK FLOATING RATE CAPITAL LTD. By: /s/ Richard T. Allorto, Jr. Richard T. Allorto, Jr. Chief Financial Officer & Treasurer